Exhibit 99.1

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. […***…] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION

September 24, 2018

VIA EMAIL

Daiichi Sankyo Co., Ltd.

1-2-58, Hiromachi, Shinagawa-ku

Tokyo 140-8710

Attention: […***…]1

E-mail: […***…]2

Re: Extension of Research Program Term

Dear Agatsuma-san:

Pursuant to that certain Collaboration and Cross License Agreement between Daiichi Sankyo Co., Ltd. (“DS”) and Zymeworks Inc. (“Zymeworks”), made effective September 26, 2016 (the “Agreement”), DS is conducting a Research Program with respect to certain Research Sequence Pairs. […***…], by […***…], to […***…] pursuant to such Research Program […***…]. Zymeworks is […***…]. Accordingly, the Research Program Term shall […***…] the Effective Date, subject to the terms and conditions of this letter.3

DS shall have the right to exercise its Option with respect to a single Research Sequence Pair (and no other Research Sequence Pair) in accordance with Section 2.1.2 of the Agreement. If DS does not so exercise its Option, then, upon expiration of the Option Term, the Term shall expire in accordance with Section 10.1.1.

Except as expressly provided herein, nothing in this letter is intended, nor shall be construed, to amend or modify the rights and obligations of either party under the Agreement. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings given to them in the Agreement.

Please execute and return this letter to confirm your agreement with the terms of this letter

Sincerely,

Zymeworks Inc.

By:   /s/ Ali Tehrani

Name: Ali Tehrani, Ph.D.

Title: President & Chief Executive Officer

Date: September 24, 2018

[1]	Personal Information – Contact Information.
[2]	Personal Information – Contact Information.
[3]	Competitive Information – Commercially Sensitive Terms.

CONFIDENTIAL

Accepted and agreed:

Daiichi Sankyo Co., Ltd.

By:   /s/ Toshinori Agatsuma

Name: Toshinori Agatsuma, Ph.D.

Title: VP, Biologics & Immuno-Oncology Laboratories

Date: September 25, 2018

cc: […***…]4

[4]	Personal Information – Contact Information.